SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2006

PRIMEDIA Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-11106	13-3647573
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 FIFTH AVENUE, NEW YORK, NEW YORK
(Address of principal executive offices)

10151
(Zip Code)

Registrant’s telephone number, including area code (212) 745-0100

Item 1.01. Entry into a Material Definitive Agreement

On December 18, 2006, PRIMEDIA Inc. entered into a consulting agreement with Beverly Chell, a copy of which is furnished as Exhibit 99 to this report on Form 8-K. This agreement extends the term of the previous agreement between Ms. Chell and PRIMEDIA through 2007 on the same terms.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit 99: Consulting Agreement between PRIMEDIA Inc. and Beverly Chell, dated December 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMEDIA Inc. (Registrant)

Date:	December 19, 2006	/s/ Jason S. Thaler
Jason S. Thaler
Senior Vice President

INDEX TO EXHIBITS

Exhibit No.	Description

99	Consulting Agreement between PRIMEDIA Inc. and Beverly Chell dated December 18, 2006.